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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-30024, 333-34810, 333-39456, 333-108065, 333-133870, 333-133871), Form S-3 (No. 333-138600) and Form S-4 (No. 333-131541) of EarthLink, Inc. and in the related Prospectuses of our reports dated February 26, 2010, with respect to the consolidated financial statements of EarthLink, Inc. and the effectiveness of internal control over financial reporting of EarthLink, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2009.

                    /s/ Ernst & Young LLP

Atlanta, Georgia
February 26, 2010

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  Exhibit 23.1